Exhibit (h)(1)

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

POWERSHARES EXCHANGE-TRADED FUND TRUST II

On behalf of each Fund identified on Exhibit A attached hereto, as may be amended from time to time

By: /s/ Anna Paglia

Name: Anna Paglia

Title: Secretary

THE BANK OF NEW YORK MELLON

By: /s/ Peter D. Holland

Name: Peter D. Holland

Title: Managing Director

AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the PowerShares Exchange-Traded Fund Trust II (the “Trust”), and that the following funds are included under the Amended and Restated Fund Administration and Accounting Agreement dated June 17, 2013, and as subsequently amended, by and between the Trust and the Bank of New York Mellon.

December 18, 2014

1.	PowerShares 1-30 Laddered Treasury Portfolio
2.	PowerShares Aggregate Bond Portfolio
3.	PowerShares Build America Bond Portfolio
4.	PowerShares CEF Income Composite Portfolio
5.	PowerShares Chinese Yuan Dim Sum Bond Portfolio
6.	PowerShares DWA Developed Markets Momentum Portfolio
7.	PowerShares DWA Emerging Markets Momentum Portfolio
8.	PowerShares DWA SmallCap Momentum Portfolio
9.	PowerShares Emerging Markets Infrastructure Portfolio
10.	PowerShares Emerging Markets Sovereign Debt Portfolio
11.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
12.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio
13.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
14.	PowerShares FTSE RAFI Emerging Markets Portfolio
15.	PowerShares Fundamental Emerging Markets Local Debt Portfolio
16.	PowerShares Fundamental High Yield® Corporate Bond Portfolio
17.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio
18.	PowerShares Global Agriculture Portfolio
19.	PowerShares Global Clean Energy Portfolio
20.	PowerShares Global Gold and Precious Metals Portfolio
21.	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio
22.	PowerShares Global Short Term High Yield Bond Portfolio
23.	PowerShares Global Water Portfolio
24.	PowerShares Insured California Municipal Bond Portfolio
25.	PowerShares Insured National Municipal Bond Portfolio
26.	PowerShares Insured New York Municipal Bond Portfolio
27.	PowerShares International BuyBack AchieversTM Portfolio
28.	PowerShares International Corporate Bond Portfolio
29.	PowerShares KBW Bank Portfolio
30.	PowerShares KBW Capital Markets Portfolio
31.	PowerShares KBW High Dividend Yield Financial Portfolio
32.	PowerShares KBW Insurance Portfolio
33.	PowerShares KBW Premium Yield Equity REIT Portfolio
34.	PowerShares KBW Property & Casualty Insurance Portfolio
35.	PowerShares KBW Regional Banking Portfolio
36.	PowerShares NYSE Century Portfolio
37.	PowerShares Preferred Portfolio
38.	PowerShares Russell 1000 Equal Weight Portfolio
39.	PowerShares S&P 500® High Beta Portfolio
40.	PowerShares S&P 500® High Dividend Portfolio
41.	PowerShares S&P 500® High Momentum Portfolio
42.	PowerShares S&P MidCap Low Volatility Portfolio
43.	PowerShares S&P SmallCap Low Volatility Portfolio
44.	PowerShares S&P 500® Low Volatility Portfolio
45.	PowerShares S&P® Emerging Markets High Beta Portfolio
46.	PowerShares S&P® Emerging Markets Low Volatility Portfolio
47.	PowerShares S&P® International Developed High Beta Portfolio
48.	PowerShares S&P® International Developed Low Volatility Portfolio
49.	PowerShares S&P® International Developed High Quality Portfolio
50.	PowerShares S&P® SmallCap Consumer Discretionary Portfolio
51.	PowerShares S&P® SmallCap Consumer Staples Portfolio
52.	PowerShares S&P® SmallCap Energy Portfolio
53.	PowerShares S&P® SmallCap Financials Portfolio
54.	PowerShares S&P® SmallCap Health Care Portfolio

55.	PowerShares S&P® SmallCap Industrials Portfolio
56.	PowerShares S&P® SmallCap Information Technology Portfolio
57.	PowerShares S&P® SmallCap Materials Portfolio
58.	PowerShares S&P® SmallCap Utilities Portfolio
59.	PowerShares Senior Loan Portfolio
60.	PowerShares VRDO Tax-Free Weekly Portfolio
61.	PowerShares Variable Rate Preferred Portfolio

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/S/ ANDREW SCHLOSSBERG
(signature)

Andrew Schlossberg
(name)
President
(title)

THE BANK OF NEW YORK MELLON

By:	/S/ JOSEPH T. BRADY
(signature)

Joseph T. Brady
(name)

Vice President
(title)